Exhibit 4.2

NOVOCURE LIMITED

ELEVENTH AMENDED AND RESTATED

INVESTORS RIGHTS AGREEMENT

June 1, 2015

ELEVENTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

This ELEVENTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT is made as of June 1, 2015 (this “Agreement”), by and among (1) NovoCure Limited (the “Company”), a company incorporated under the Companies (Jersey) Law, 1991, as amended, (2) each Person listed under the heading “Series J Holders” on Schedule A hereto (the “Series J Holders”), (3) each Person listed under the heading “Series I Holders” on Schedule A hereto (the “Series I Holders”), (4) each Person listed under the heading “Series H Holders” on Schedule A hereto (the “Series H Holders”), (5) each Person listed under the heading “Series G Holders” on Schedule A hereto (the “Series G Holders”), (6) each Person listed under the heading “Series F Holders” on Schedule A hereto (the “Series F Holders”), (7) each Person listed under the heading “Series E Holders” on Schedule A hereto (the “Series E Holders”), (8) each Person listed under the heading “Series D Holders” on Schedule A hereto (the “Series D Holders”), (9) each Person listed under the heading “Series C Holders” on Schedule A hereto (the “Series C Holders”), (10) each Person listed under the heading “Series B Holders” on Schedule A hereto (the “Series B Holders”, and together with the Series C Holders, the Series D Holders, the Series E Holders, the Series F Holders, the Series G Holders, the Series H Holders, the Series I Holders and the Series J Holders, the “Investors”), and (11) each Person listed under the heading “Existing Shareholders” on Schedule A hereto (collectively, the “Existing Shareholders” and together with the Investors, the “Shareholders”).

RECITALS:

WHEREAS, the Company, the Series I Holders, the Series H Holders, the Series G Holders, the Series F Holders, the Series E Holders, the Series D Holders, the Series C Holders, the Series B Holders and the Existing Shareholders are parties to a certain Tenth Amended and Restated Investors Rights Agreement, dated March 5, 2015 (the “Original Agreement”);

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company is issuing and selling to the Series J Holders, and the Series J Holders are purchasing from the Company, Series J Shares (as defined below), upon the terms and conditions set forth in that certain Series J Convertible Preferred Shares Subscription Agreement, dated as of May 6, 2015 (the “Subscription Agreement”), by and among the Company and the Series J Holders;

WHEREAS, the Company and each of the Shareholders desire to enter into this Agreement for the purpose of regulating certain aspects of the relationship of the shareholders of the Company, including the Existing Shareholders and the Investors; and

WHEREAS, it is in the best interests of the Company and the Shareholders that such aspects of their relationship be so regulated.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined).

“1% Owner” means any Person that owns 1% or more of the Company’s issued and outstanding Ordinary Shares.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is controlled by or is under common control with such Person and, as to any Person that is an individual, such individual’s spouse, parents, siblings and lineal descendants and any trust for the benefit of any such Persons. In the case of any Shareholder, any mutual funds or similar pooled vehicles or accounts that are controlled by, under common control with, managed or advised by the same management company or registered investment advisor (or an affiliate of such management company or registered investment advisor) as such Shareholder, with respect to beneficially owning the Company’s securities, shall be an “Affiliate” of such Shareholder for purposes hereof.

“Agreement” means this Eleventh Amended and Restated Investors Rights Agreement, including all amendments, modifications and supplements hereto and any exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

“Articles” means the Amended and Restated Articles of Association of the Company in the form attached as Exhibit A to the Subscription Agreement, as may be amended from time to time.

“Audit Committee” means the Audit Committee of the Board of Directors of the Company.

“Bennet” means Bennet Enterprises Ltd., a company incorporated in the British Virgin Islands and any successor thereto.

“Board of Directors” means the Board of Directors of the Company.

“Business” means the research, development, manufacturing, license, sale or distribution of products or technologies for the treatment of cancer.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in New York, New York or Israel are required to be closed.

“CFC” has the meaning set forth in Section 5.9 hereof.

“Change of Control” means the acquisition, directly or indirectly, in one or more related transactions, by any Person who is a Third-Party Purchaser, or group of such Persons acting in concert, of 50% or more of the then outstanding Voting Shares of the Company or the power to cause the election of a majority of the members of the Board of Directors of the Company, or all or substantially all of the assets of the Company.

“Claims” has the meaning set forth in Section 7.2 hereof.

“Code” has the meaning set forth in Section 5.9 hereof.

“Committees” means, collectively, the Audit Committee and the Compensation Committee.

“Companies Law” means the Companies (Jersey) Law 1991, as amended.

“Company” has the meaning set forth in the preamble hereto.

“Compensation Committee” means the Compensation Committee of the Board of Directors of the Company.

“Control” including, with correlative meanings, the terms “controlled by” and “under common control with,” means, as to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, or the holding of more than 50% of the outstanding share capital of such Person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Loan Agreement” means the Loan and Security Agreement, dated as of January 7, 2015, between the Company and BioPharma Secured Investments III Holdings Cayman LP.

“Existing Shareholders” has the meaning set forth in the preamble hereto.

“Fidelity” means Fidelity Management & Research Company.

“Fidelity Investors” means each Investor advised or subadvised by Fidelity or one of its affiliates.

“GAAP” has the meaning set forth in Section 5.2(j) hereof.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Initial Public Offering” means the consummation of the Company’s sale of shares of its equity securities, in a bona fide firm commitment underwritten public offering pursuant to a registration statement on Form F-1 or Form S-1 (or a successor form) under the Securities Act or pursuant to the rules of any jurisdiction outside the United States if so determined by the Board of Directors.

“Investors” has the meaning set forth in the preamble hereto.

“Index Investors” means Index Ventures IV (Jersey), L.P, Index Ventures IV Parallel Entrepreneur Fund (Jersey), L.P. and Yucca Partners LP Jersey Branch.

“JJDC” means Johnson & Johnson Development Corporation.

“Offered Securities” has the meaning set forth in the Articles.

“Ordinary Shares” means the Ordinary Shares, par value £0.01 per share, of the Company.

“Ordinary Share Equivalents” means Ordinary Shares at the time outstanding or issuable upon conversion or exercise of the outstanding Preferred Shares or any other outstanding securities convertible into or exchangeable or exercisable for Ordinary Shares.

“Original Agreement” has the meaning set forth in the recitals hereof.

“Outside Director” means any director, who prior to his initial appointment as a director of the Company (i) is not and has not been an officer or employee of the Company, any subsidiary of the Company or any Shareholder, and who is not under common control with any such officer, employee or Shareholder and (ii) has not received (directly or indirectly) any compensation from the Company or any such subsidiary (other than customary director fees and reimbursement for travel and related expenses).

“Permitted Transferees” has the meaning set forth in the Articles.

“Person” means an individual or a corporation, limited liability company, general partnership, limited partnership trust, business trust, incorporated or unincorporated association, joint venture, joint shares company, Governmental Authority or other entity of any kind.

“PFIC” has the meaning set forth in Section 5.9 hereof.

“Pfizer” has the meaning set forth in Section 5.4(b) hereof.

“Preferred Shares” means, collectively, the Series A Shares, the Series B Shares, the Series C Shares, the Series D Shares, the Series E Shares, the Series F Shares, the Series G Shares, the Series H Shares, the Series I Shares and the Series J Shares.

“QEF” has the meaning set forth in Section 5.9 hereof.

“Qualified Preferred Shares” means the Preferred Shares.

“Qualified Series F Shareholder” means any Shareholder (when combined with any Affiliate of such Shareholder) holding at least 189,638 Series F Shares (as adjusted for subsequent stock dividends, stock splits, combinations, recapitalizations or the like with respect to such Series F shares).

“Qualified Shareholder” means (i) each holder of Series B Shares, (ii) each holder of Series F Shares, and (iii) each shareholder who qualifies as such under the Articles.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Shares” means the Series A Convertible Preferred Shares, par value £0.01 per share, of the Company.

“Series B Director” has the meaning set forth in Section 2.1.1(d) hereof.

“Series B Holders” has the meaning set forth in the preamble hereto.

“Series B Shares” means the Series B Convertible Preferred Shares, par value £0.01 per share, of the Company.

“Series C Holders” has the meaning set forth in the preamble hereto.

“Series C Shares” means the Series C Convertible Preferred Shares, par value £0.01 per share, of the Company.

“Series D Holders” has the meaning set forth in the preamble hereto.

“Series D Shares” means the Series D Convertible Preferred Shares, par value £0.01 per share, of the Company.

“Series E Holders” has the meaning set forth in the preamble hereto.

“Series E Shares” means the Series E Convertible Preferred Shares, par value £0.01 per share, of the Company.

“Series F Holders” has the meaning set forth in the preamble hereto.

“Series F Shares” means the Series F Convertible Preferred Shares, par value £0.01 per share, of the Company.

“Series G Holders” has the meaning set forth in the preamble hereto.

“Series G Shares” means the Series G Convertible Preferred Shares, par value £0.01 per share, of the Company.

“Series H Holders” has the meaning set forth in the preamble hereto.

“Series H Shares” means the Series H Convertible Preferred Shares, par value £0.01 per share, of the Company.

“Series H Warrants” means the warrants to purchase Series H Shares, issued pursuant to the Credit Agreement, dated as of January 28, 2013, by and among the Company, the lenders party thereto and Deutsche Bank Trust Company Americas, as administrative agent and as collateral agent.

“Series I Holders” has the meaning set forth in the preamble hereto.

“Series I Shares” means the Series I Convertible Preferred Shares, par value £0.01 per share, of the Company.

“Series J Holders” has the meaning set forth in the preamble hereto.

“Series J Shares” means the Series J Convertible Preferred Shares, par value £0.01 per share, of the Company.

“Shareholders” has the meaning set forth in the preamble hereto.

“Shares” means, collectively, the Ordinary Shares and the Preferred Shares.

“Significant Series I Investor” means each of (i) the Investor holding the largest number of Series I Shares and (ii) Stevenson Family Investment Limited Partnership.

“Significant Series J Investor” means each of (i) T. Rowe and (ii) each Fidelity Investor.

“Subscription Agreement” has the meaning set forth in the recitals hereof.

“T. Rowe” means the T. Rowe Price Associates, Inc. entities listed on Schedule A hereto.

“Third-Party Purchaser” any third party transferee that is not a Permitted Transferee.

“Volati” means Volati Ltd., a company incorporated under the Companies Law, or any successor thereof.

“Voting Shares” means share capital of any class or classes of the Company, the holders of which are entitled to participate generally in general meetings of the shareholders of the Company and vote such share capital, and shall include, without limitation, the Ordinary Shares and the Preferred Shares.

Section 2. Board of Directors.

2.1 Composition. Unless otherwise determined in accordance with the provisions of the Articles, the Board of Directors shall consist of at least 1 (one) director and up to thirteen (13) directors. If the maximum number of directors is increased in accordance with the provisions of the Articles and applicable law, the resolution prescribing the new maximum number of directors will set forth the manner in which the additional directors may be appointed, removed and replaced.

2.1.1 There shall initially be elected as members of the Board of Directors:

(a) one (1) individual designated by holders of a majority of the Series I Shares;

(b) one (1) individual designated by holders of a majority of the Series F Shares, who initially shall be William Burkoth;

(c) one (1) individual designated by holders of a majority of the Series D Shares, who initially shall be Louis J. Lavigne, Jr.;

(d) one (1) individual designated by holders of a majority of the Series C Shares, who initially shall be Timothy Langloss;

(e) one (1) individual designated by holders of a majority of the Series B Shares, who initially shall be William F. Doyle (the “Series B Director”);

(f) one (1) additional director designated by holders of a majority of the Series A Shares, who initially shall be Charles G. Phillips III;

(g) one (1) additional director designated by Bennet, who initially shall be Yoram Palti;

(h) one (1) additional director designated by Volati, who initially shall be Lennart Perlhagen;

(i) one (1) Outside Director designated by a majority of the directors designated pursuant to clauses (b), (f), (g) and (h), who shall initially be James T. Lenehan;

(j) up to two (2) Outside Directors appointed by a majority of the other directors then in office, who initially shall be Robert J. Mylod, Jr., and William A. Vernon; and

(k) up to two (2) additional directors appointed by a majority of the other directors then in office, who initially shall be Gabriel Leung and Asaf Danziger.

In addition, (i) holders of a majority of the Series A Shares, (ii) holders of a majority of the Series B Shares, (iii) each Qualified Series F Shareholder and (iv) holders of a majority of the Series I Shares shall each be entitled to designate one (1) non-voting observer to the Board of Directors, who shall be entitled to attend the meetings of the Board of Directors and any committee thereof and review all material distributed to the directors; provided, however, that the Company shall have the right to withhold any such materials or exclude the observers from a portion of a meeting to the extent that delivery of such material or attendance at such portion of a meeting would in the reasonable judgment of the Company’s outside counsel render any attorney-client privilege of the Company ineffective or in the good faith determination of a majority of the disinterested directors result in a conflict-of-interest with the Company with respect to any part of such meeting or with respect to any portion of such materials.

2.2 Committees of the Board. The Company shall establish a Compensation Committee and an Audit Committee. Subject to the special voting rights of the Qualified Preferred Shares set forth in Section 5.2 hereof, such Committees shall have the powers and duties set forth in the resolutions of the Board of Directors of the Company authorizing the establishment of such Committees. The Board of Directors may establish any other committees if it determines that the creation of any such committees is in the best interests of the Company. The Board of Directors shall delegate to any such committees those duties and powers as are customarily performed by committees of such type. No Committee shall have more than three (3) members.

2.3 Removal. A director designated and elected pursuant to Section 2.1 shall be removed in accordance with the provisions of the Articles that are hereby incorporated herein by reference.

2.4 Vacancies. In the event that a vacancy is created on the Board of Directors of the Company pursuant to the provisions of the Articles or there shall otherwise exist or occur any vacancy on the Board of Directors of the Company, such vacancy shall be filled in accordance with the provisions of the Articles that are hereby incorporated herein by reference.

2.5 Director Expenses. The Company shall bear all reasonable and customary out-of-pocket travel and related expenses incurred by each member of the Board of Directors of the Company and of each subsidiary of the Company associated with attending meetings of the Board of Directors and any Committees thereof.

2.6 Further Assurances. In order to effectuate the provisions of this Section 2, the Shareholders hereby agree that when any action or vote is required to be taken by such Shareholders pursuant to this Agreement, such Shareholders shall use their respective best efforts to call, or cause the appropriate officers and directors of the Company to call, a special or annual meeting of Shareholders of the Company, as the case may be, or execute or cause to be executed a consent in writing in lieu of any such meetings pursuant to the Companies Law, to effectuate such Shareholder action.

Section 3. Restrictions on Transfer.

3.1 General Restrictions.

3.1.1 In addition to each other restriction on transfer contained in this Agreement and the Articles, no Shareholder shall sell, assign, transfer, pledge or otherwise encumber or dispose of any Ordinary Shares or Preferred Shares, or any interest therein, to any Person (regardless of the manner in which such Shareholder initially acquired such Shares), unless (a) the certificates representing the securities issued to the transferee bear appropriate legends reflecting the restrictions on transfer contained in this Agreement substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF AN ELEVENTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT DATED AS OF JUNE 1, 2015 (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY) AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SUCH ELEVENTH AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT.”

and (b) if the transferee shall become a 1% Owner pursuant to the transfer, such transferee (if not already a party to this Agreement) shall have executed and delivered to the Company, as a condition to its acquisition of any such securities, an appropriate document confirming that such transferee takes such securities subject to all the terms and conditions of this Agreement. During the term of this Agreement, each certificate representing securities of the Company held by a Shareholder or any Permitted Transferee shall bear the foregoing legend upon its face.

3.1.2 In addition to each other restriction on transfer contained in this Agreement and the Articles, no Shareholder shall sell, assign, transfer, pledge or otherwise encumber or dispose of any shares of Ordinary Shares or Preferred Shares, or any interest therein, to any Person unless such sale, assignment, transfer, pledge or other encumbrance or disposition is pursuant to an effective registration statement under the Securities Act and under applicable state securities laws or an exemption from such registration is available.

3.1.3 In addition to each other restriction on transfer contained in this Agreement and the Articles, no Shareholder shall sell, assign, transfer, pledge or otherwise encumber or dispose of any shares of Ordinary Shares or Preferred Shares, or any interest therein, to (i) any Person engaged in a business that competes with the Business, anywhere in the world, provided that investment companies, their funds and/or client accounts or other financial institutions that hold minority investments in any such business shall not be deemed in competition with the Business, or (ii) any Person obtaining such Ordinary Shares or Preferred Shares not solely for investment purposes and that is engaged in the business of developing, manufacturing, selling or distributing medical devices or technology or healthcare products and services; provided, however, that a transfer to a Person described in clauses (i) or (ii) above shall be permitted in connection with a transfer pursuant to the drag-along right provided in Section 3.5 hereof.

3.1.4 In the event that a transfer is proposed to be made to a Person other than a Shareholder or the Company, the selling Shareholders, as the case may be, shall notify such Person that the transfer is subject to this Agreement and shall ensure that no transfer is consummated without compliance with this Section 3 and the Articles.

3.1.5 The restrictions on transfer contained in this Agreement are in addition to, and not in limitation of, each other restriction on transfer contained in the Articles or in any other agreement between the Company and any Shareholder.

3.2 Certain Permitted Transfers. Notwithstanding anything in this Agreement to the contrary, the restrictions contained in Sections 3.3 and 3.4 of this Agreement with respect to transfers of Preferred Shares and Ordinary Shares shall not apply to any one or more transfers to a Permitted Transferee.

3.3 Right of First Refusal. Proposed transfers of Ordinary Share Equivalents shall be subject to the right of first refusal set forth in Article 32 of the Articles, the provisions of which are hereby incorporated herein by reference.

3.4 Right to Join in Sale (“Tag-Along”). Proposed transfers of Ordinary Share Equivalents shall be subject to the tag-along rights set forth in Article 32 of the Articles, the provisions of which are hereby incorporated herein by reference.

3.5 Drag-Along. The Shareholders shall have the drag-along rights set forth in Article 32 of the Articles, the provisions of which are hereby incorporated herein by reference.

Section 4. First Offer Rights. The Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange any Offered Securities, unless in each such case the Company shall have first complied with the provisions of the Articles relating to the right of first offer, which are hereby incorporated herein by reference.

Section 5. Covenants.

5.1 Transaction With Affiliates. The Company (or any subsidiary thereof) shall not engage in any transaction between the Company (or any subsidiary thereof) and any Affiliate thereof, unless the transaction or agreement is (i) reviewed and approved by a majority of disinterested members of the Board of Directors, and (ii) on terms no less favorable, taking into account all considerations deemed relevant by the disinterested members of the Board of Directors, to the Company (or any subsidiary thereof) than those obtainable in an arm’s length transaction from a non-Affiliated Person, unless the Board of Directors of the Company approves that such transaction is in the best interests of the Company.

5.2 Approval of Certain Transactions and Corporate Actions. The Company shall not take any of the following actions without the approval of Shareholders holding at least a majority of the outstanding Qualified Preferred Shares (whether by merger, consolidation or otherwise):

(a) the issuance of any options, equity or equity-linked securities except for (i) options or warrants to purchase Ordinary Shares approved by the Board of Directors and issued in connection with grants to employees, directors or consultants of the Company pursuant to a stock option plan or similar compensation arrangement adopted by the Board of Directors, up to the aggregate number of Ordinary Shares reserved for issuance upon exercise of such options or warrants as of the date hereof, as set forth in the Subscription Agreement, and any shares issued upon exercise of such options or warrants, (ii) the exercise of warrants and options (other than options referred to in clause (i) above) outstanding as of the date hereof to purchase Ordinary Shares (or, in the case of the Series H Warrants, the exercise of such Series H Warrants to purchase Series H Shares), (iii) shares issuable pursuant to the Subscription Agreement, or (iv) any shares pursuant to the conversion of any Preferred Shares;

(b) the re-pricing of any options;

(c) the issuance of indebtedness for borrowed money in excess of $10,000,000 individually (“Permitted Debt”), other than purchase money liens or capital or equipment leases or indebtedness incurred under the Existing Loan Agreement;

(d) the redemption, repurchase or acquisition of equity or equity-linked securities, other than from employees, officers, directors, consultants or other persons performing services for the Company or any Subsidiary pursuant to agreements under which the Company (or Subsidiary, as applicable) has the option to repurchase such equity or equity-linked securities upon the occurrence of certain events, such as the termination of employment or service, or pursuant to a right of first refusal, at a price equal to or less than the fair market value thereof;

(e) the sale of all or any part of the Company, a merger involving the Company, the recapitalization of the Company or the sale, lease, license or other disposition of the Company’s assets outside the ordinary course of business;

(f) the consummation of an Initial Public Offering;

(g) the dissolution, liquidation or winding up of the Company’s affairs or the cessation of the Company’s business operations;

(h) the acquisition by the Company of any business or entity (whether by purchase of equity interests or assets) for consideration in excess of $10,000,000;

(i) any expenditures in excess of $10,000,000 not otherwise included in the approved annual operating budget;

(j) any changes in the Company’s accounting methods or policies (except as such changes are required by generally accepted accounting principles applicable to the Company (“GAAP”));

(k) the pledge of any of the Company’s assets or other secured financings, except in connection with capital or equipment leases, purchase money liens, by operation of law, Permitted Debt or under the Existing Loan Agreement;

(l) amendments to the Memorandum of Association of the Company or the Articles;

(m) any sales or other disposition of assets (or, in the event of an acquisition, net assets) outside the ordinary course of business exceeding $5,000,000;

(n) material changes in the strategic direction or lines of business of the Company that are not specified in the business plan approved by the Board of Directors;

(o) changes to the number of members of the Board of Directors provided for in Section 2.1.1;

(q) the entering into of any contract or agreement between the Company or any of its subsidiaries, on the one hand, and any subsidiary or any officer, director, Shareholder or employee of the Company or any of its subsidiaries, on the other hand, including, without limitation, contracts or agreements for the sale or repurchase of any of the Company’s outstanding capital Shares or rights, warrants or options therefor (except for (A) repurchase rights existing on or prior to the date of this Agreement, (B) repurchases of such securities at a price equal to or less than the fair market value thereof in connection with the termination of employment or service, or (C) any contract or agreement entered into with such person on an arms’ length basis);

(r) the declaration or payment of any dividends;

(s) the sale or disposition of any of the Company’s intellectual property, other than the grant of non-exclusive rights to any of the Company’s intellectual property or the grant of non-exclusive rights to distribute the intellectual property of the Company (or any products incorporating such intellectual property);

(t) the grant of any exclusive rights to any of the Company’s intellectual property or the grant of any exclusive rights to distribute the intellectual property of the Company or any products incorporating the intellectual property of the Company; and

(u) any agreement to take any of the foregoing actions.

The Company is not bound by any provision of this Agreement to the extent that it constitutes an unlawful fetter on any statutory power of the Company. This shall not affect the validity of the relevant provisions as between the other parties to this Agreement or the respective obligations of the other parties as between themselves under this Agreement.

5.3 Special Series F Voting Rights. If a majority of the Series F Shares are held by shareholders who also hold shares of another series of Preferred Shares, then no rights, preferences or privileges that inure solely to the benefit of the Series F Holders shall be amended or supplemented (whether by merger, consolidation or otherwise) in a manner that is beneficial to such other series of Preferred Shares to the detriment of the Series F Shares, without the consent of the Investors holding a majority of the Series F Shares who are not also holders of another series of Preferred Shares. The creation of additional shares of a specific class or series shall not be deemed, for purposes of this Section 5.3, an amendment or supplement of rights attached to shares of such class or series or any other class or series.

5.4 Inspection Rights. The Company shall:

(a) permit representatives designated by each Investor and each Qualified Shareholder, upon reasonable prior notice to the Company, to visit and inspect each of the Company’s properties, to examine its corporate and financial records (and make copies thereof or extracts therefrom), to discuss its affairs, finances and accounts with the Company’s directors and officers, and, through the President or Chief Financial Officer of the Company, as the case may be, such Company’s key employees and accountants, all at such reasonable times as may be requested by any such Investor or Qualified Shareholder.

(b) provide, upon written request by JJDC, Pfizer Strategic Investment Company Limited (“Pfizer”), the Significant Series I Investor and/or a Significant Series J Investor and at such reasonable times as may be mutually acceptable, up to three times per year (for each of JJDC, Pfizer, the Significant Series I Investor and each Significant Series J Investor), to a group of individuals designated by JJDC, Pfizer, the Significant Series I Investor, or such Significant Series J Investor, as the case may be, access to its management and key technical and scientific personnel, such persons to be reasonably acceptable to JJDC, to Pfizer, to the Significant Series I Investor, or to such Significant Series J Investor, as the case may be (the “Key Personnel”), at which point the Key Personnel shall describe the current status of the Company’s technology, regulatory stages and product development. As a condition to the Company’s obligation to provide access to Key Personnel in accordance with this Section 5.4(b), JJDC, Pfizer, the Significant Series I Investor and/or such Significant Series J Investor, as the case may be, and each of their respective representatives designated pursuant to this Section 5.4(b) shall execute and deliver a confidentiality and non-use agreement in form and substance mutually acceptable to the Company and JJDC, Pfizer, the Significant Series I Investor, or such Significant Series J Investor, as the case may be. The Significant Series I Investors agree to use commercially reasonable efforts to consolidate their requests for access to the Key Personnel pursuant to this Section 5.4(b).

Anything in this Agreement to the contrary notwithstanding, no Holder by reason of this Section 5.4 shall have access to any trade secrets or classified information of the Company.

5.5 Financial Statements and Other Information. The Company shall deliver to each Investor and each Qualified Shareholder (unless any such person at any time specifically requests that such information not be delivered to it):

5.5.1 as soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Company, an audited balance sheet of the Company as at the end of such year and audited statements of income and of cash flows of the Company for such year, audited by a firm of certified public accountants of established regional reputation and prepared in accordance with GAAP;

5.5.2 as soon as available, and in any event within twenty (20) days after the end of each month (or thirty (30) days after the end of each December), a management-prepared monthly expenditure report setting forth all capital expenditures made by the Company and its subsidiaries during the immediately preceding month;

5.5.3 as soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter, a management-prepared compiled balance sheet of the Company as at the end of such fiscal quarter and management-prepared compiled statements of income and of cash flows of the Company for such fiscal quarter and for the current fiscal year to date with comparisons to budget and prior year (excluding adjustments for compensation expenses due to shares reserved for issuance under the Company’s share option plan), and a management summary of operations for such quarterly period;

5.5.4 as soon as available, but in any event no less than thirty (30) days prior to the commencement of each new fiscal year, the financial plan of the Company for the next succeeding fiscal year, including cash flow projections and operating budgets and any updates and revisions as soon as available;

5.5.5 with reasonable promptness, such other information and data that is material to the business, affairs or financial condition of the Company as an Investor or a Qualified Shareholder may from time to time reasonably request;

5.5.6 with reasonable promptness, upon reasonable request of any Investor or Qualified Shareholder, a shareholders’ list, showing the holders of all outstanding shares (both before giving effect to dilution and on a fully-diluted basis) and detailing all options granted, exercised or lapsed and all stock issued or sold; and

5.5.7 the Company shall further deliver to each Investor and each Qualified Shareholder such other notices, information and data with respect to the Company and its subsidiaries as the Company delivers to the holders of its share capital in their capacity as holders of share capital at the same time it delivers such items to such holders.

5.6 Certification of Financial Statements. The foregoing financial statements shall be prepared on a consolidated basis. The financial statements delivered pursuant to Sections 5.5.2 and 5.5.3 shall be accompanied by a certificate of the Company’s Chief Financial Officer (or, if the Company does not at such time have a Chief Financial Officer, by its President or Chief Executive Officer) stating that such statements have been prepared in accordance with GAAP consistently applied (except as noted) and fairly present the financial condition and results of operations of the Company at the date thereof and for the periods covered thereby.

5.7 Material Adverse Change. The Company will promptly notify each Investor and each Qualified Shareholder of any material adverse change in the business or financial condition of the Company and of any material event or litigation or governmental proceeding or investigation pending or, to the best knowledge of the Company, threatened against the Company or, to the knowledge of the Company against any officer, director, key employee or 1% Owner, that is reasonably expected to have a material adverse effect on the business of the Company and its subsidiaries, taken as a whole, and management’s proposed response thereto.

5.8 Publicity. No party shall originate any publicity, news release, or other announcement, written or oral (a “Release”), relating to any Investor or its affiliate’s involvement in the transactions contemplated hereby or involvement with the Company without the prior written approval of such Investor and the Company, which approval may be withheld in such Investor’s and the Company’s sole discretion, except where such Release is required by applicable law in which case the party intending to issue the Release shall consult with such Investor and the Company with respect to the text thereof. The approval by an Investor to a Company Release shall extend to, and further approval shall not be required for, the inclusion of a link to such Release on the website for any of the other Investors.

5.9 U.S. Tax Reporting. Not later than 90 days after the end of each fiscal year beginning with fiscal year 2009, the Company shall use commercially reasonable efforts to determine whether it constitutes a “passive foreign investment company” (a “PFIC”) and/or a “controlled foreign corporation” (a “CFC”) as defined for U.S. tax purposes for such fiscal year and will so advise the Investors. For each fiscal year of the Company, commencing with the first fiscal year for which it is determined to be a PFIC, no later than 120 days after the end of such fiscal year, the Company shall use commercially reasonable efforts to furnish the Investors with all information reasonably necessary for them to make a qualified electing fund (“QEF”) election, including (a) a PFIC Annual Information Statement under Section 1295(b) of the U.S. Internal Revenue Code, as amended (the “Code”) and (b) all information reasonably necessary for them to complete IRS Form 8621 (or successor form). For each fiscal year of the Company, commencing with the first fiscal year for which it is determined to be a CFC, no later than 120 days after the end of such fiscal year, the Company shall use commercially reasonable efforts to furnish the Investors with all information reasonably necessary for them to complete IRS Form 5471 (or successor form). The Company will obtain the advice of a U.S. nationally recognized accounting firm or any affiliate thereof to make the determinations and provide the information and statements as described in this paragraph.

5.10 Amendments to Corporate Documents. So far as is permitted under the Companies Law, no Shareholder shall, except with the written consent of the holders of a majority of the outstanding Qualified Preferred Shares (voting together as one class, on an as converted basis), vote in favor of, agree or consent to, any amendment or variance in any respect of the Articles or Memorandum of Association of the Company (whether by merger, consolidation or otherwise). For purposes of this Section 5.10, each Shareholder shall be permitted to rely on a certificate of the Company stating that the holders of a majority of the outstanding Qualified Preferred Shares (voting together as one class, on an as converted basis) have approved any such amendment or variance.

5.11 Board Materials. The Company shall deliver to each Series G Holder (unless any such person at any time specifically requests that such information not be delivered to it), each Series H Holder (unless any such person at any time specifically requests that such information not be delivered to it), each Series I Holder (unless any such person at any time specifically requests that such information not be delivered to it), and each Series J Holder (unless any such person at any time specifically requests that such information not be delivered to it) copies of any materials delivered to the members of the Board of Directors (in their capacity as such) with reasonable promptness following delivery of such materials to the members of the Board of Directors; provided, however, that the Company shall have the right to withhold any such materials to the extent that delivery of such materials would, in the reasonable judgment of the Board of Directors, result in a conflict-of-interest with the Company with respect to any portion of such materials or, after consultation with the Company’s outside counsel, render any attorney-client privilege of the Company ineffective.

Section 6. [Reserved.].

Section 7. Representations and Warranties.

7.1 Each of the parties hereto severally, as to itself only, and not jointly, hereby represents and warrants to each of the other parties to this Agreement that:

(a) if such Shareholder is an entity, such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has the full right, power and authority to execute, deliver and perform this Agreement and to bind all Persons, if any, for which it is acting pursuant to this Agreement;

(b) this Agreement has been duly authorized, executed and delivered by or on behalf of such party and constitutes a legal, valid and binding obligation of such party and all Persons, if any, for which such party is acting, enforceable against such party, and all such Persons, if any, for which it is acting, in accordance with its terms except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as enforceability may be limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies;

(c) except for the consents listed in Schedule 7.1 hereto (all of which have been obtained), no consent, approval, authorization or order of any Person is required for the execution, delivery or performance of this Agreement by such party or any such Persons, if any, for which it is acting; and

(d) neither the execution, delivery nor performance of this Agreement by such party or any such Persons, if any, for which it is acting will (A) conflict with, or result in a breach of, or constitute a default under, or result in a violation of, any organizational document of such party (if applicable) or any agreement or instrument to which such party or any such Persons, if any, for which it is acting is a party or by which such party or any such Persons, if any, for which it is acting or their property is bound, or (B) result in the violation of any applicable law or order, judgment, writ, injunction, decree or award or any Governmental Authority, except for such violations that are not reasonably expected to have a material adverse effect on the business of the Company and its subsidiaries, taken as a whole.

7.2 Each of the Existing Shareholders hereby waives any and all rights to, and acknowledges and agrees that it shall not have any Claims with respect to, any approval rights, rights of first refusal, preemptive rights, participation rights, rights to receive any dividend or distribution and any other similar rights in respect of any Shares and Ordinary Share Equivalents held by them immediately prior to the date hereof, other than rights expressly granted to them pursuant to this Agreement.

7.3 Each of the parties hereto agrees that the representations and warranties set forth in this Section 7 shall survive the execution and delivery of this Agreement.

Section 8. Miscellaneous.

8.1 Registration Rights. The Investors and certain other Existing Shareholders shall have certain registration rights as set forth in the Ninth Amended and Restated Registration Rights Agreement dated of an even date herewith, by and between the Company and the other parties thereto.

8.2 “Market Stand-Off” Agreement. Each Shareholder hereby agrees that, during the period of one hundred eighty (180) days following the Initial Public Offering, it shall not, if requested by the Company and the managing underwriter of the Initial Public Offering, sell or otherwise transfer or dispose of (other than to its Permitted Transferees that agree to be similarly bound) any Ordinary Shares or Ordinary Share Equivalents held by it, except Ordinary Shares included in such registration. The Investors shall not be bound by this Section 8.2 unless each executive officer, director and 1% Owner of the Company shall have complied with this Section 8.2. If any such restrictions in this Section 8.2 or any agreement a party is required to enter into pursuant to this Section 8.2 are waived or terminated with respect to any party and/or any executive officer, director or other 1% Owner of the Company, then such waiver or termination will apply to the same extent to each holder of Shareholder, pro rata based on the number of Ordinary Share Equivalents held. The restrictions in this Section 8.2 will not apply to purchases made pursuant to the Initial Public Offering or in the open market following completion of the Initial Public Offering.

8.3 Injunctive Relief. Each party hereto acknowledges that it will be impossible to measure in money the damages that would be suffered if any party fails to comply with any of the obligations herein imposed on such party and that in the event of any such failure, an aggrieved Person will be irreparably harmed and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled to injunctive relief and/or specific performance to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

8.4 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.5 Governing Law.

(a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to principles of conflict of laws (other than Section 5-1401 of the General Obligations Law of the State of New York).

(b) The jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall properly lie in any federal or state court located in the City and State of New York. By execution and delivery of this Agreement, each party hereto irrevocably submits to the jurisdiction of such courts for himself or itself and in respect of his or its property with respect to such action. The parties irrevocably agree that venue would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.

(c) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE INVESTORS.

8.6 Entire Agreement; Amendment; Waiver. This Agreement: (a) contains the entire agreement among the parties hereto with respect to the subject matter hereof, (b) amends and restates the Original Agreement in its entirety in accordance with Section 8.6 thereof and supersedes all prior written agreements and negotiations and oral understandings, if any, with respect to the subject matter hereof, and (c) may not be amended or supplemented except by an instrument or counterparts thereof in writing signed by the Company, by Shareholders holding a majority of the then outstanding Voting Shares (voting together as one class, on an as converted basis) and by Investors holding a majority of the Preferred Shares (voting together as one class, on an as converted basis); provided, however, that any amendment or supplement that disproportionately adversely affects the rights or obligations of the Existing Shareholders shall require the prior written consent of Existing Shareholders holding a majority of the Voting Shares held by the Existing Shareholders (voting together as one class, on an as converted basis); and provided, further, that Sections 5.4(b), 5.8 and 5.9 and this proviso may not be amended or supplemented without JJDC’s, Pfizer’s, the Significant Series I Investor’s and each Significant Series J Investor’s prior written consent; and provided, further, that Sections 5.8 and 5.9 and this proviso may not be amended or supplemented without the prior written consent of the Index Investors; and provided, further, that Section 5.3 and this proviso may not be amended or supplemented (whether by merger, consolidation or otherwise) without the prior written consent of the Investors holding a majority of the Series F Shares who are not also holders of another series of Preferred Shares. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, Shareholders holding a majority of the then outstanding shares of Voting Shares (other than shares held by the Investors) and by Investors holding a majority of the Preferred Shares (voting together as one class, on an as converted basis). Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company. The waiver by any party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

8.7 Binding Effect; Assignment. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns. The rights and obligations arising from this Agreement shall be transferred in connection with the transfer by a Shareholder to any Person of any Ordinary Share Equivalents in compliance with this Agreement and any such Person shall conclusively be deemed to have agreed to be bound by this Agreement. Notwithstanding the foregoing, each Shareholder and each assignee of each Shareholder may, without the Company’s consent, assign its rights under this Agreement, in whole or in part, to any other Shareholder or a Permitted Transferee of any Shareholder, and the terms and conditions of this Agreement shall inure to the benefit of and be binding upon their respective successors and assigns.

8.8 Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

8.9 Notice. All notices, claims, demands and other communications hereunder shall be in writing and shall be made by facsimile, courier service, overnight mail or personal delivery to each party at its respective address set forth below (or at such other address as any party hereto shall hereafter specify by notice in writing to the other parties hereto):

If to the Company:

NovoCure Limited

Le Masurier House

La Rue le Masurier

St. Helier, Jersey JE2 4YE

Facsimile: +44.15.34756799

Attention: Yoram Palti

with a copy to:

Novocure Inc.

1500 Broadway, 29th Floor

New York, NY 10036

Facsimile: 1.212.767.7555

Attention: Todd Longsworth, Esq.

and to:

Proskauer Rose LLP

Eleven Times Square

New York, NY 10036

Facsimile: 1.212.969.2900

Attention: Paul I. Rachlin, Esq.

Reid Arstark, Esq.

If to any Shareholder, at its, his or her address as it appears on the record books of the Company.

All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given (x) on the date of delivery, if delivered personally or by facsimile, receipt confirmed, (y) on the following Business Day, if delivered by a recognized overnight courier service, or (z) three days after mailing, if sent by registered or certified mail, return receipt requested, postage prepaid, in each case, to the party to whom it is directed at the address set forth above or at such other address as any party hereto shall hereafter specify by notice in writing to the other parties hereto given in accordance with this Section 8.9.

8.10 Headings; Execution in Counterparts. The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and portable data format (PDF) counterpart signatures to this Agreement are valid.

8.11 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

8.12 Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

8.13 Additional Parties. As a condition precedent to the future issuance by the Company of any Shares or options to purchase Shares to any Person who is not at such time a party to this Agreement and would become a 1% Owner as a result of such issuance, such Person shall execute a counterpart of this Agreement and thereafter shall be deemed to be an “Existing Shareholder” for all purposes of this Agreement, unless Investors holding a majority of the Ordinary Share Equivalents held by all Investors otherwise agree.

8.14 Confidentiality. Each of the Shareholders agrees that it shall keep confidential, and shall not disclose to any Person who is unaffiliated with the Company or its subsidiaries or use for its own benefit, without the prior consent or authorization of a duly authorized officer of the Company, any non-public information with respect to the Company or its subsidiaries that is disclosed to the Shareholders by or on behalf of the Company or its subsidiaries, provided, that, a Shareholder may disclose any such information (i) as has become generally available to the public, other than as a result of a breach of this Section 8.14 by such Shareholder; (ii) to its employees, partners, auditors and professional advisers who need to know such information; (iii) to the extent required in order to comply with contractual reporting obligations, to its limited partners or members who have agreed to keep such information confidential; (iv) to the extent necessary in order to comply with any law or order applicable to such Shareholder (and in such case, the Shareholder shall notify the Company of such disclosure); (v) to any prospective purchaser of any Company securities from such Investor, if such prospective purchaser (x) is not engaged in a business that competes with the Business and (y) agrees in writing to be bound by the provisions of this Section 8.14, which writing shall expressly name the Company as a third party beneficiary of the obligations set forth therein; (vi) to any Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided, that, such Affiliate, partner, member, stockholder, or wholly owned subsidiary has agreed to keep such information confidential; and (v) as may be required in response to any summons or subpoena or in connection with any litigation, it being agreed that, unless such information has become generally available to the public, if such information is being requested pursuant to a summons or subpoena or a discovery request in connection with a litigation, (x) the Shareholder shall give the Company notice of such request and shall reasonably cooperate with the Company at the Company’s request so that the Company may, in its discretion, seek a protective order or other appropriate remedy, if available, and (y) in the event that such protective order is not obtained (or sought by the Company after notice), the Shareholder (a) shall furnish only that portion of the information that, in accordance with the advice of counsel, is legally required to be furnished and (b) will exercise its reasonable best efforts to obtain assurances that confidential treatment will be accorded such information. The confidentiality obligations set forth in this Section 8.14 shall survive until one year after such date that such Shareholder shall no longer hold any shares of the Company. This Section 8.14 shall not apply to the activities of the Chairman of the Board of Directors (in his capacity as such) which are undertaken in good faith and solely for the benefit of the Company and the development and promotion of its products and in accordance with the directions of the Board of Directors. Notwithstanding the foregoing, in the case of any Investor that is (i) a registered investment company within the meaning of the Investment Company Act of 1940, or (ii) is advised by a registered investment adviser (including T. Rowe Price Associates, Inc. and Fidelity) or Affiliates thereof, such Investor may identify the Company and the value of such Investor’s security holdings in the Company in accordance with applicable investment reporting and disclosure regulations and respond to routine demands, requests or reporting requirements of a regulator without prior notice to or consent from the Company.

8.15 Termination. This Agreement shall terminate upon the earlier of (i) the effective date of an Initial Public Offering or (ii) the consummation of a merger in which the Company is not the surviving entity or any other transaction resulting in a Change of Control of the Company; provided, however, that (A) Section 8.14 shall survive in accordance with its terms, and (B) in connection with the negotiation of a transaction that is contemplated by the foregoing clause (ii) and which will result in the Investors holding equity in an entity that is not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, the Company shall use commercially reasonable efforts to provide that the Investors and Qualified Shareholders will have the right, following the consummation of such transaction, to financial statements and other information with respect to such surviving entity that are substantially similar to those rights set forth in Section 5.5 hereof.

8.16 Waiver of Conflicts. Proskauer Rose LLP has represented the Company, as well as certain Shareholders, in connection with this Agreement and the transactions contemplated herein. Except for Proskauer Rose LLP’s representation of the Company and such stockholders with respect to such transactions, in no event shall an attorney-client relationship exist between Proskauer Rose LLP on the one hand and any other stockholder of the Company and/or their Affiliates, on the other hand. The parties hereto agree and consent that Proskauer Rose LLP shall be permitted to render legal advice and to provide legal services to the Company and the Shareholders from time to time, and each of the parties hereto covenants and agrees that such representation of the Company or a stockholder of the Company by Proskauer Rose LLP from time to time shall not disqualify Proskauer Rose LLP from providing legal advice and legal services to the Company or its respective client Shareholders or their Affiliates in matters related or unrelated to this Agreement and the transactions contemplated herein.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Eleventh Amended and Restated Investors Rights Agreement as of the date first above written.

NOVOCURE LIMITED

By:	/s/ Wilco Groenhuysen
Name: Wilco Groenhuysen
Title: CFO

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

T. Rowe Price Health Sciences Fund, Inc.

TD Mutual Funds- TD Health Sciences Fund VALIC Company I– Health Sciences Fund

T. Rowe Price Health Sciences Portfolio

John Hancock Variable Insurance Trust- Health Sciences Trust

John Hancock Funds II– Health Sciences Fund

Each fund, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser

By: /s/ Taymour Tamaddon
Name: Taymour Tamaddon
Title:

T. Rowe Price New Horizons Fund, Inc.
T. Rowe Price New Horizons Trust
T. Rowe Price U.S. Equities Trust
Each fund, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser

By: /s/ Taymour Tamaddon
Name: Taymour Tamaddon
Title:

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

ROCK SPRINGS CAPITAL MASTER FUND LP

By:	Rock Springs GP LLC

Its:	General Partner

By:	/s/ Graham McPhail
	Name:	Graham McPhail
	Title:	Managing Director
Rock Springs Capital
650 S. Exeter St., Suite 1070
Baltimore, MD 21202

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

Fidelity Mt. Vernon Street Trust: Fidelity Series
Growth Company Fund

By: /s/ Jonathan Davis
Name:	Jonathan Davis
Title:	Assistant Treasurer

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

Fidelity Growth Company Commingled Pool

By: Fidelity Management & Trust Co.

By: /s/ Jonathan Davis
Name:	Jonathan Davis
Title:	Assistant Treasurer

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

Fidelity Advisor Series VII:
Fidelity Advisor Biotechnology Fund

By: /s/ Jonathan Davis
Name:	Jonathan Davis
Title:	Assistant Treasurer

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

Fidelity Select Portfolios: Biotechnology Portfolio

By: /s/ Jonathan Davis
Name:	Jonathan Davis
Title:	Assistant Treasurer

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund

By:	/s/ Jonathan Davis
Name: Jonathan Davis
Title: Assistant Treasurer

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

VOLATI LIMITED

By:	/s/ Stuart McInnes Juan Medina
Name: CS Directors Limited
Title: Corporate Director

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

HIGHLINE CAPITAL PARTNERS, L.P.
By: Highline Capital Holdings, LLC, its General Partner

By:	/s/ Howard M. Singer
Name: Howard M. Singer
Title: Member/COO

HIGHLINE CAPITAL MASTER L.P.

By:	/s/ Howard M. Singer
Name: Howard M. Singer
Title: Member/ COO

HIGHLINE CAPITAL PARNTERS QP, LP
By: Highline Capital Holdings, LLC, its General Partner

By:	/s/ Howard M. Singer
Name: Howard M. Singer
Title: Member/COO

HIGHLINE A MASTER FUND, LLC

By:	/s/ Howard M. Singer
Name: Howard M. Singer
Title: Member/COO

HCM/CURE LLC
By: Highline Capital Management, LLC, its Managing Member

By:	/s/ Howard M. Singer
Name: Howard M. Singer
Title: Member/COO

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

A.L. ELECTRONICS ENGINEERING AND PRODUCTION SERVICES LTD.

By:	/s/ Ronen Levy
Name: Ronen Levy
Title: CFO

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

/s/ Shlomo Ben Haim
Shlomo Ben Haim

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

/s/ Joel R. Katz
Joel R. Katz

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

CISTRON PARTNERS, LLC

By:	/s/ Anand Desai
Name: Anand Desai
Title: Managing Member

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

/s/ Kenneth Hammer
Kenneth Hammer

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

Barbara Joan Amato, Joint Registered Holder with the Right of Survivorship

/s/ Denise Aversano
Denise Aversano, Joint Registered Holder with the Right of Survivorship

Joanne Bertolini, Joint Registered Holder with the Right of Survivorship

Clifford Michael Aversano, Jr., Joint Registered Holder with the Right of Survivorship

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

STELAC SPV XVIIB LLC

By:	/s/ Carlos Lopez-Ona
Name: Carlos Lopez-Ona
Title:

STELAC SPV XVII LLC

By:	/s/ Carlos Lopez-Ona
Name: Carlos Lopez-Ona
Title:

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

/s/ Candace L. R. Phillips
Candace L.R. Phillips

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

FB VENTURE ASSOCIATES LLC

By:	/s/ Winston Fisher
Name: Winston Fisher
Title: Member

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

YUCCA (JERSEY) SLP

By:	Elian Employee Benefit Services Limited as Authorized Signatory of Yucca (Jersey) SLP in its capacity as administrator of the Index Co-Investment Scheme

By:	/s/ Giles Johnstone-Scott and Alex DiSanto

Name: Giles Johnstone-Scott and Alex DiSanto
Title: Authorized Signatories-Elian Employee Benefit Services Limited

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

INDEX VENTURES IV (JERSEY), L.P. By: its Managing General Partner: Index Venture Associates IV Limited

By:	/s/ Giles Johnstone-Scott
Name: Giles Johnstone-Scott
Title: Alternate Director

INDEX VENTURES IV PARALLEL ENTREPRENEUR FUND (JERSEY), L.P. By: its Managing General Partner: Index Venture Associates IV Limited

By:	/s/ Giles Johnstone-Scott
Name: Giles Johnstone-Scott
Title: Alternate Director

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

/s/ Joseph Salvani
Joseph Salvani

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

/s/ Amy Brenner
Amy Brenner

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

/s/ Aaron Manella
Aaron Manella

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

/s/ Barbara Joan Amato
Barbara Joan Amato, Joint Registered
Holder with the Right of Survivorship

Denise Aversano, Joint Registered
Holder with the Right of Survivorship

Joanne Bertolini, Joint Registered
Holder with the Right of Survivorship

Clifford Michael Aversano, Jr., Joint Registered
Holder with the Right of Survivorship

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

Barbara Joan Amato, Joint Registered
Holder with the Right of Survivorship

Denise Aversano, Joint Registered
Holder with the Right of Survivorship

/s/ Joanne Bertolini
Joanne Bertolini, Joint Registered
Holder with the Right of Survivorship

Clifford Michael Aversano, Jr., Joint Registered
Holder with the Right of Survivorship

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

/s/ Tripp Callan
Tripp Callan

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

/s/ Steven Girgenti
Steven Girgenti

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

INDEX VENTURES IV (JERSEY), L.P.

By: its Managing General Partner:

Index Venture Associates IV Limited

By:	/s/ Giles Johnstone-Scott
Name: Giles Johnstone-Scott
Title: Alternate Director

INDEX VENTURES IV PARALLEL

ENTREPRENEUR FUND (JERSEY), L.P.

By: its Managing General Partner:

Index Venture Associates IV Limited

By:	/s/ Giles Johnstone-Scott
Name: Giles Johnstone-Scott
Title: Alternate Director

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

YUCCA (JERSEY) SLP

By:	Elian Employee Benefit Services Limited as Authorized Signatory of Yucca (Jersey) SLP in its capacity as administrator of the Index Co-Investment Scheme

By:	/s/ Giles Johnstone-Scott and Alex DiSanto

Name: Giles Johnstone-Scott and Alex Disanto
Title: Authorized Signatories-Elian Employee Benefit Services Limited

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

REGALS FUND L.P.

By:	/s/ David Singer
Name: David Singer
Title: Managing Member of GP

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

BENNET ENTERPRISES LTD.

By:	/s/ Yoram Palti
Name:
Title:

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

PUTNAM PHARMA LLC

By:	/s/ Benjamin F. Stapleton III
Name:
Title:

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

/s/ Robert J. Mylod, Jr.
Robert J. Mylod, Jr.

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

BENDEL FUND-PRIVATE EQUITY

By:	/s/ Christian Bolleter
Name: Christian Bolleter
Title: Asset Manager

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

MDC CAPITAL DERIVATIVES LIMITED

By:	/s/ Hani Barhoush
Name: Hani Barhoush
Title: Director

By:	/s/ Robney Cannon
Name: Robney Cannon
Title: Director

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

WILD SKIES, LLC

By:	/s/ William Laverack, Jr.
Name: William Laverack, Jr.
Title: Managing Member

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

MDC CAPITAL DERIVATIVES LIMITED

By:	/s/ Hani Barhoush
Name: Hani Barhoush
Title: Director

By:	/s/ Robney Cannon
Name: Robney Cannon
Title: Director

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

/s/ Eliot Cutler
Eliot Cutler

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

IFA PE FUND II, L.P.

By:	/s/ Sacha Lainovic
Name: Sacha Lainovic
Title: Managing Member, IFA PE GP II LLC, its General Partner

IFA PE FUND II US, L.P.

By:	/s/ Sacha Lainovic
Name: Sacha Lainovic
Title: Managing Member, IFA PE GP II LLC, its General Partner

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

WOODPORT FINANCE GROUP LIMITED

By:	/s/ Alberto Motta Jr.
Name: Alberto Motta Jr.
Title: President

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

/s/ William A. Ackman
William A. Ackman

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

/s/ Barry H. Liben
Barry H. Liben

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

BENDEL FUND-PRIVATE EQUITY

By:	/s/ Christian Bolleter
Name: Christian Bolleter
Title: Asset Manager

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

ELIM INVESTMENTS LIMITED

By:	/s/ Quin Lee /s/ Abigail Tipton
Name: Eagle Management Services Limited
Title: Corporate Director

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement].

WFD VENTURES FUND II, L.P.
By: WFD Ventures LLC, its Sole Member

By:	/s/ William F. Doyle
Name: William F. Doyle
Title: Managing Director

TKWD/STANDEN LLC
By: TKWD Ventures LLC, its Manager
By: WFD Ventures LLC, its Manager

By:	/s/ William F. Doyle
Name: William F. Doyle
Title: Managing Director

TKWD/STANDEN III LLC
By: TKWD Ventures LLC, its Manager
By: WFD Ventures LLC, its Manager

By:	/s/ William F. Doyle
Name: William F. Doyle
Title: Managing Director

WFD VENTURES FUND A, LLC
By: WFD Ventures LLC, its Sole Member

By:	/s/ William F. Doyle
Name: William F. Doyle
Title: Managing Director

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement].

Barbara Joan Amato, Joint Registered
Holder with the Right of Survivorship

Denise Aversano, Joint Registered
Holder with the Right of Survivorship

Joanne Bertolini, Joint Registered
Holder with the Right of Survivorship

/s/ Clifford Michael Aversano, Jr.
Clifford Michael Aversano, Jr., Joint Registered
Holder with the Right of Survivorship

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

SILAS HOLDINGS I LLC

By:	/s/ Michael Minas
Name: Michal Minas
Title: CFO

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

/s/ Lars Albright
Lars Albright

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Rahemas Meghji
Name: Rahemas Meghji
Title: Director

By:	/s/ Elliott Horner
Name: Elliott Horner
Title: MD

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

SIGMA VENTURES LTD.

By:	/s/ Rafael Urquia II
Name: Rafael Urquia II
Title: Assistant Secretary

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

/s/ Hansjoerg Wyss
Hansjoerg Wyss

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

61213 INVESTMENT HOLDINGS LLC

By:	/s/ Alice Ruth
Name: Alice Ruth
Title: Authorized Person

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

DOGFISH HEAD INVESTMENTS LLC

By:	/s/ Peter L. Krow
Name: Peter L. Krow
Title: Managing Member

[Signature Page to Eleventh Amended and Restated Investors Rights Agreement]

SCHEDULE A

Existing Shareholders

Bennet Enterprises Ltd.
Goldman Living Trust
Volati Ltd.
Jessica Pell
Candice N. Pell
Lewis C. Pell
Shlomo Ben-Haim
Chasewood Invest & Trade, Inc.
Mirag Development Israel Ltd.
Shmuel Navon
Tamir Winterstein
Lydia Winterstein
Giora Winterstein
Yoram Dinur
Lawrence Frankel
Gary R. Topche
Barry H. Liben
Geoffrey Diamond
Amy Brenner
Gail Diamond
Kenneth Hammer
Kevin T. Lipka
Thomas J. Amato
Aaron Manella
Joseph Salvani
Steven Girgenti
Lara L. George
Noah Berkowitz
Avi Lazarovits
Yael Landa
Melissa DickBrian M. Stolar
Asaf Danziger
Eilon Kirson
Rachel Shatzberger
Hanan Herscovitch
Technion Research and Development Foundation

Series B Holders

WFD Ventures Fund II, L.P.

Series C Holders

WFD Ventures Fund II, L.P.
Volati Ltd.
Lawrence Frankel
Gary R. Topche
Kevin T. Lipka
Yael Landa

Series D Holders

WFD Ventures Fund II, L.P.
TKWD/Standen LLC
Volati Ltd.
Noah Berkowitz
Yael Landa

Series E Holders

WFD Ventures Fund II, L.P.
TKWD/Standen III LLC
Volati Ltd.

Series F Holders

WFD Ventures Fund II, L.P.Volati Ltd.
Johnson & Johnson Development Corporation
Highline Capital Partners, L.P.
Highline Capital Partners QP, LP
Highline Capital Master, L.P.
Highline A Master Fund, LLC
HCM/Cure LLC
WFD Ventures Fund A, LLC
Stelac SPV XVIIB LLC
Candace L.R. Phillips
Pfizer Strategic Investment Company Limited
Index Ventures IV (Jersey), L.P.
Index Ventures IV Parallel Entrepeneur Fund (Jersey), L.P.
Yucca Partners LP Jersey Branch

Series G Investors

SilverStone III, L.P.

WFD Ventures Fund II, L.P.

William A. Ackman

Highline Capital Partners, L.P.

Highline Capital Partners QP, L.P.

Highline Capital Master, L.P.

HCM/Cure L.L.C.

Volati Ltd.

Candace L. R. Phillips

Stelac SPV XVIIB LLC

Index Ventures IV (Jersey), L.P.

Index Ventures IV Parallel Entrepreneur Fund (Jersey), L.P.

Yucca Partners LP Jersey Branch

Pfizer Strategic Investment Company Limited

Johnson & Johnson Development Corporation

Medtronic, Inc.

Elim Investments Limited

Series H Investors

Cistron Partners, LLC

Sigma Ventures Ltd.

World Consultants, S.A.

Woodport Finance Group Limited

Putnam Pharma LLC

Regals Fund L.P.

Johnson & Johnson Development Corporation

Pfizer Strategic Investment Company Limited

SilverStone III, L.P.

William A. Ackman

Robert J. Mylod, Jr.

Tripp Callan

Spring Development Group, LLC

Candace L.R. Phillips

IFA PE Fund II, L.P.

IFA PE Fund II US, L.P.

Joel R. Katz

Windham-NOVO Investment I, LLC

MDC Capital Derivatives Limited

A.L. Electronics Engineering and Production Services Ltd.

Lars Albright

Stelac SPV XVIIB LLC

Stelac SPV XVII LLC

Deutsche Bank AG, London Branch

Ensign Peak Advisors, Inc.

Series I Investors

Hansjoerg Wyss

Stevenson Family Investment Limited Partnership

Woodport Finance Group Limited

Candace L.R. Phillips

IFA PE Fund II, L.P.

IFA PE Fund II US, L.P.

Windham-NOVO Investment I, LLC

Lars Albright

Stelac SPV XVII LLC

Sigma Ventures Ltd.

Johnson & Johnson Development Corporation

The Hansjoerg Wyss 2004 Descendants Trust

Investor 1

Investor 2

Investor 3

Investor 4

Investor 5

Investor 6

Investor 7

MDC Capital Derivatives Limited

Investor 8

Investor 9

Investor 10

Investor 11

Series J Investors

T. Rowe Price Associates, Inc.:

T. Rowe Price Health Sciences Fund, Inc.

TD Mututal Funds - TD Health Sciences Fund

VALIC Company I - Health Sciences Fund

T. Rowe Price Health Sciences Portfolio

John Hancock Variable Insurance Trust - Health Sciences Trust

John Hancock Funds II - Health Sciences Fund

T. Rowe Price New Horizons Fund, Inc.

T. Rowe Price New Horizons Trust

T. Rowe Price U.S. Equities Trust

Fidelity Investors:

Fidelity Growth Company Commingled Pool

Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund

Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund

Fidelity Select Portfolios: Biotechnology Portfolio

Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund

Rock Springs Capital Master Fund LP

Dogfish Head Investments LLC

Highline Capital Partners QP, LP

Wild Skies, LLC

Silas Holdings I LLC

Candace L.R. Phillips

FB Venture Associates LLC

Putnam Pharma LLC

Highline Capital Master, LP

IFA PE Fund II US, L.P.

Sigma Ventures Ltd.

Windham-NOVO Investment I, LLC

IFA PE Fund II, L.P.

Bendel Fund - Private Equity

Woodport Finance Group Limited

61213 Holdings LLC

MDC Capital Derivatives Limited

TABLE OF CONTENTS

Section 1.	Definitions.		1

Section 2.	Board of Directors.		7
	2.1	Composition.	7
	2.2	Committees of the Board.	8
	2.3	Removal.	8
	2.4	Vacancies.	8
	2.5	Director Expenses.	8
	2.6	Further Assurances.	8

Section 3.	Restrictions on Transfer.		9
	3.1	General Restrictions.	9
	3.2	Certain Permitted Transfers.	10
	3.3	Right of First Refusal.	10
	3.4	Right to Join in Sale (“Tag-Along”).	10
	3.5	Drag-Along.	10

Section 4.	First Offer Rights.		10

Section 5.	Covenants.		10
	5.1	Transaction With Affiliates.	10
	5.2	Approval of Certain Transactions and Corporate Actions.	11
	5.3	Special Series F Voting Rights.	12
	5.4	Inspection Rights.	13
	5.5	Financial Statements and Other Information.	13
	5.6	Certification of Financial Statements.	14
	5.7	Material Adverse Change.	14
	5.8	Publicity.	15
	5.9	U.S. Tax Reporting.	15
	5.10	Amendments to Corporate Documents.	15
	5.11	Board Materials.	15

Section 6.	[Reserved.].		16

Section 7.	Representations and Warranties.		16

Section 8.	Miscellaneous.		17
	8.1	Registration Rights.	17
	8.2	“Market Stand-Off” Agreement.	17
	8.3	Injunctive Relief.	17
	8.4	Further Assurances.	17
	8.5	Governing Law.	18
	8.6	Entire Agreement; Amendment; Waiver.	18
	8.7	Binding Effect; Assignment.	19
	8.8	Invalidity of Provision.	19

i

8.9	Notice.	19
8.10	Headings; Execution in Counterparts.	20
8.11	Pronouns.	20
8.12	Attorneys’ Fees.	20
8.13	Additional Parties.	20
8.14	Confidentiality.	21
8.15	Termination.	22
8.16	Waiver of Conflicts.	22

ii